EXHIBIT 10


                    ASSIGNMENT AND ASSUMPTION AGREEMENT


           This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and Assumption Agreement") is made and entered into as of this 12th day of June, 1998, by and among Lynx Ventures L.P., a Delaware limited partnership (the "Investor"), Garth H. Drabinsky ("Drabinsky") and Myron I. Gottlieb ("Gottlieb" and together with Drabinsky, the "Executives").

                           W I T N E S S E T H :

           WHEREAS, the execution and delivery of this Assignment and Assumption Agreement is a condition precedent to the closing of the transactions contemplated by the Investment Agreement, dated as of April 13, 1998 (the "Investment Agreement"), by and between Livent Inc., a corporation existing under the laws of the Province of Ontario ("Livent"), and the Investor; and

           WHEREAS, the Investor desires to assume, and the Executives desire to assign, all of the Executives' assignable rights under the Voting Trust Agreement, dated as of May 19, 1993 (the "Management Voting Trust Agreement"), by and among Livent, the Executives, certain members of Livent's management and the Depositary (as defined therein), effective as of the Closing Date (as defined in the Investment Agreement), upon the terms and subject to the conditions hereof.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

           1. Assignment. Each Executive hereby assigns to the Investor, effective as of the Closing Date, all of its right, title and interest in, to and under the Management Voting Trust Agreement, to the extent such right, title and interest may be assigned by such Executive, to have and to hold the same unto the Investor and its successors.

           2. Assumption. The Investor hereby accepts the foregoing assignment of all of the Executives' right, title and interest in, to and under the Management Voting Trust Agreement and assumes all such rights, title and interest thereunder to the extent that the same may be assigned by the Executives.

           3. Unassignable Rights. Each Executive hereby agrees that to the extent that any of its right, title and interest in, to and under the Management Voting Trust Agreement are determined to be unassignable (the "Unassignable Rights"), the Executive shall, during the term of this Assignment and Assumption Agreement, be deemed to hold all such Unassignable Rights in trust for, and for the benefit of, the Investor and shall, in connection with the exercise of any such Unassignable Rights, consult with the Investor and take such action with respect to such exercise as the Investor shall request.

           4. Resignation and Appointment of Trustee. Effective as of the Closing Date, each Executive hereby resigns from the position of Voting Trustee (as defined in the Management Voting Trust Agreement) under the Management Voting Trust Agreement and appoints the Investor as its successor, in accordance with the provisions of Section 12 (b) thereunder, to exercise all of the rights, powers and discretions of the Voting Trustee granted thereunder. The Investor hereby accepts the foregoing appointment as Voting Trustee under the Management Voting Trust Agreement and agrees to be bound by the provisions of the Management Voting Trust Agreement as if it were an original signatory thereto.

           5. Further Assurances. Each of the Executives hereby agree to do all such acts and things and execute and deliver, or cause to be executed and delivered all such documents, notices, instruments and agreements as may be necessary or desirable to give effect to the provisions of and the intent of this Assignment and Assumption Agreement.

           6.   Warranty.

           (a) Each Executive hereby represents, warrants and agrees that pursuant to this Assignment and Assumption Agreement, the Investor has all of the rights, powers and discretions of the Voting Trustee under the Management Voting Trust Agreement.

           (b) Each Executive hereby represents, warrants and agrees that he is free to enter into this Agreement and is not subject to any obligations or agreements which will or might prevent or interfere with the performance of his obligations hereunder. Each Executive further represents and warrants and acknowledges and agrees that he has had the opportunity to seek, and was not prevented or discouraged from seeking, independent legal advice prior to the execution and delivery of this Assignment and Assumption Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Assignment and Assumption Agreement, he did so voluntarily without any undue duress or pressure and agrees that this failure to obtain legal advice shall not be used by him as a defense as to the enforcement of his obligations under this Assignment and Assumption Agreement.

           7.   Term and Termination.

           (a) This Assignment and Assumption Agreement shall become effective as of the Closing Date and shall remain in full force and effect, unless otherwise terminated in accordance with the terms of this Agreement, from the Closing Date through to the date which is twenty one (21) years after the death of the last living Executive.

           (b) This Assignment and Assumption Agreement shall automatically terminate if at any time following the Closing Date the Investor and its affiliates beneficially own less than the Share Limit (as defined below). As used herein, the term "Share Limit" shall mean initially 500,000 shares of common stock, no par value, of Livent and shall be appropriately adjusted from time to time to take into account dilutive effects resulting from changes in the number of shares of common stock outstanding subsequent to the Closing Date, whether by recapitalization, declaration of a stock split, payment of a stock dividend or otherwise.

           (c)  Upon termination of this Assignment and Assumption Agreement
      (i) all right, title and interest in, to and under the Management Voting Trust Agreement assigned by the Executives and assumed by the Investor hereunder shall be automatically reassigned by the Investor and assumed by the respective Executive to the extent previously assigned by such Executive pursuant to this Assignment and Assumption Agreement and (ii) the Investor, without any further action on its part, shall be deemed to have resigned from its position as Voting Trustee and reappointed each of the Executives to their previous position as Voting Trustee.

           8. Binding Effect. This Assignment and Assumption Agreement shall be binding upon and inure solely to the benefit of the parties hereto and may not be assigned by any party without the prior written consent of the other parties.

           9. Specific Performance. The parties hereto acknowledge and agree that monetary damages for breaches of covenants contained herein may not be an adequate remedy and that the covenants herein may be enforced in equity by a decree requiring specific performance.

           10. Counterparts. This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           11. Governing Law. This Assignment and Assumption Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to any applicable principles of conflicts of laws.

           IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written.

                               /s/ Garth H. Drabinsky
                               _______________________________
                               Garth H. Drabinsky


                               /s/ Myron I. Gottlieb
                               _______________________________
                               Myron I. Gottlieb


                               LYNX VENTURES L.P.

                               By: Lynx Ventures L.L.C.,
                                   its General Partner


                               By: /s/ Michael S. Ovitz
                                   ____________________________
                               Name:   Michael S. Ovitz
                               Title:  Managing Member



           The undersigned, as Depositary under the Management Voting Trust Agreement, hereby acknowledges the terms and provisions agreed to by the parties to this Assignment and Assumption Agreement and consents to the assignment and assumption of rights contemplated hereby.


                               MONTREAL TRUST COMPANY
                                  OF CANADA


                               By: /S/ Lee Waddington
                                  ____________________________
                                  Name: Lee Waddington
                                  Title: Senior Account Manager